Exhibit 4.2

NABORS INDUSTRIES, INC.,

as Issuer

and

NABORS INDUSTRIES LTD.,

as Guarantor

FIRST SUPPLEMENTAL INDENTURE

Dated as of October 29, 2020

WILMINGTON TRUST, NATIONAL ASSOCIATION,

as Trustee

and

CITIBANK, N.A.,

as Securities Administrator

This First Supplemental Indenture dated as of October 29, 2020 (the “First Supplemental Indenture”) among Nabors Industries, Inc., a Delaware corporation (the “Company”), Nabors Industries Ltd., a Bermuda exempt company (the “Guarantor”), Wilmington Trust, National Association, a national association, as trustee (the “Trustee”) and Citibank, N.A., a national banking association, as paying agent, registrar, securities custodian and authenticating agent (the “Securities Administrator”), to the Indenture, dated as of January 13, 2017, among the Company, the Guarantor, the Trustee and the Security Administrator (the “Indenture”).

WHEREAS, each of the Company and the Guarantor has heretofore executed and delivered to the Trustee the Indenture, providing for the issuance in aggregate principal amount of $575,000,000 0.75% Senior Exchangeable Notes due 2024 (the “Notes”);

WHEREAS, pursuant to Section 9.01(f) of the Indenture, the Company, the Guarantor, the Trustee and the Securities Administrator, as applicable, may amend the Indenture as it applies to the Notes, without the written consent of the Holders, in order to irrevocably elect or eliminate one or more Settlement Methods to the extent such Settlement Method is available under the Indenture;

WHEREAS, the Company desires to amend certain provisions of the Indenture, as set forth in Article I hereof;

WHEREAS, the Company has provided to the Trustee and the Securities Administrator such documents as are required to be provided to them under Section 9.01 and Section 9.06 of the Indenture, has requested the Trustee and the Securities Administrator to execute with it and the Guarantor in the execution and delivery of this First Supplemental Indenture, and pursuant to Section 9.06 of the Indenture, at the full expense of the Company, the Guarantor, the Trustee and the Securities Administrator are authorized to execute and deliver this First Supplemental Indenture pursuant to Section 11.01;

WHEREAS, all other actions necessary to make this First Supplemental Indenture a legal, valid and binding agreement of the Company, the Guarantor, the Trustee and the Securities Administrator in accordance with its terms, and a supplement to, the Indenture, have been performed without the consent of any holder whatsoever;

NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties mutually covenant and agree for the benefit of each other and the equal and ratable benefit of the Holders as follows:

ARTICLE I

AMENDMENTS TO INDENTURE

Section 1.1. Irrevocable Elimination of Physical Settlement and Combination Settlement

Pursuant to Section 9.01(f) of the Indenture and upon the execution of this First Supplemental Indenture, the Company irrevocably eliminates Physical Settlement and Combination Settlement as Settlement Methods with respect to any exchange of Notes, such that the Settlement Method with respect to any exchange of Notes shall only consist of a Cash Settlement. Defined terms in the Indenture shall be revised as needed to reflect the foregoing.

ARTICLE II

MISCELLANEOUS

Section 2.1. Capitalized Terms.

Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

Section 2.2. Indenture in Full Force and Effect.

Except as expressly provided herein, all of the terms, provisions and conditions of the Indenture and the Notes shall remain in full force and effect.

Section 2.3. Governing Law.

THIS FIRST SUPPLEMENTAL INDENTURE WILL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

Section 2.4. Waiver of Jury Trial.

EACH OF THE COMPANY, THE GUARANTOR, THE TRUSTEE AND THE SECURITIES ADMINISTRATOR HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS FIRST SUPPLEMENTAL INDENTURE, THE INDENTURE, THE NOTES, THE GUARANTEES OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

Section 2.5. Counterparts.

The parties hereto may sign any number of copies of this First Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. The exchange of copies of this First Supplemental Indenture and of signature pages by facsimile or portable document format (“PDF”) transmission shall constitute effective execution and delivery of this First Supplemental Indenture as to the parties hereto and may be used in lieu of the original First Supplemental Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile or PDF or other electronic transmission shall constitute effective execution and delivery of this First Supplemental Indenture as to the parties and shall be deemed to be their original signatures for all purposes.

Section 2.6. Headings.

The headings of the Sections of this First Supplemental Indenture have been inserted for convenience of reference only, are not to be considered a part of this First Supplemental Indenture and shall in no way modify or restrict and shall not affect the construction of any terms or provisions hereof.

Section 2.7. Conflicts with Trust Indenture Act.

If any provision of this First Supplemental Indenture limits, qualifies or conflicts with another provision which is required to be included in this First Supplemental Indenture or the Indenture by the Trust Indenture Act, the required provision shall control.

Section 2.8. Effectiveness.

The provisions of this First Supplemental Indenture will take effect immediately upon its execution and delivery by the Trustee and the Securities Administrator in accordance with the provisions of Section 9.06 of the Indenture.

Section 2.9. The Trustee and the Securities Administrator.

Each of the Trustee and the Securities Administrator accepts the amendments to the Indenture effected by this First Supplemental Indenture upon the terms and conditions set forth in the Indenture. The Trustee makes no representation as to and shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this First Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Company and the Guarantor. All of the provisions contained in the Indenture in respect of the rights, privileges, immunities, powers, and duties of the Trustee shall be applicable in respect of this First Supplemental Indenture as fully and with like force and effect as though fully set forth in full herein.

Section 2.10. Ratification of Indenture; Supplemental Indentures Part of Indenture.

Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect unless hereby nullified or voided. This First Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder of Notes heretofore or hereafter authenticated and delivered shall be bound hereby and shall be deemed to be parties to the Indenture

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this First Supplemental Indenture to be duly executed, all as of the date first above written.

NABORS INDUSTRIES, INC.

By:	s/ Popin (Bob) Su
Name:	Popin (Bob) Su
Title:	Vice President and Treasurer

[Nabors – Supplemental Indenture – 0.75% Exchangeable Notes]

NABORS INDUSTRIES, LTD.

By:	s/ Mark D. Andrews
Name:	Mark D. Andrews
Title:	Corporate Secretary

[Nabors – Supplemental Indenture – 0.75% Exchangeable Notes]

WILMINGTON TRUST, NATIONAL ASSOCIATION,
as Trustee

By:	s/ John T. Needham, Jr
Name:	John T. Needham, Jr
Title:	Vice President

[Nabors – Supplemental Indenture – 0.75% Exchangeable Notes]

CITIBANK, N.A.,
as Securities Administrator

By:	s/ Louis Piscitelli
Name:	Louis Piscitelli
Title:	Senior Trust Officer

[Nabors – Supplemental Indenture – 0.75% Exchangeable Notes]